EXHIBIT 99.1
CSX Reports 56 Percent Increase
in EPS from Continuing Operations
     Jacksonville, Fla., April 18, 2006 — CSX Corporation (NYSE: CSX) today reported first quarter 2006 net earnings of $245 million, or $1.06 per share, a 56 percent increase in earnings per share from continuing operations versus the same quarter last year. Earnings per share from last year’s first quarter included a $1.88 per-share gain on the sale of the Company’s discontinued operations.
     First quarter 2006 earnings were driven by stronger Surface Transportation results, which include the Company’s rail and intermodal businesses.
     First Quarter Surface Transportation Highlights:
•	Record revenues of $2.3 billion on strong overall demand.

•	Record operating income of $487 million, up 39 percent from the same quarter last year.

•	Record first quarter operating ratio of 79.1 percent, improved 4.2 points from the last year’s first quarter.
     “CSX continued to improve its underlying business performance in a strong demand environment,” said Michael J. Ward, CSX Corporation chairman and chief executive officer. “Most notably, our rail operations showed solid improvements in safety, service and efficiency as we continued to execute the ONE Plan with consistency.”
     The Company also remained on schedule with capacity expansions, announced last August, to further enable service improvement and volume growth in attractive corridors of the Northeast and Southeast markets. Approximately one third of the projects are underway and will be completed this year, with the balance to be completed in 2007.
     “CSX employees continue to gain momentum in all of the critical areas of our strategy, from revenue improvement to operating discipline,” said Ward. “We will see growth in volumes and profitability as the rail renaissance unfolds, service levels continue to improve and our capacity expansions come online.”
     CSX executives will provide additional perspective on the quarterly results in the Company’s earnings conference call, beginning at

8:30 a.m. Eastern Time tomorrow. Those interested in participating may dial 866-248-8494 and ask for the CSX earnings call. Participants should dial in 10 minutes prior to the call. A live webcast and presentation materials will also be available on the Company’s website at www.csx.com in the Investors section. Due to a difference in the transmission times between phone and internet, participants are encouraged to view the presentation in one mode only.
     In addition, detailed financial information is contained in the CSX Flash report, which is also posted on the website and furnished on Form 8-K with the Securities and Exchange Commission (SEC).
     CSX Corporation, based in Jacksonville, Fla., is one of the leading transportation companies, providing rail, intermodal and rail-to-truck transload services. The Company’s transportation network spans 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the Company’s website, www.csx.com.
     This press release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.
     Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the Company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the Company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com.
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